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                                                                EXHIBIT 10.15(a)

                            SEPARATION AGREEMENT AND
                                 GENERAL RELEASE

     THIS SEPARATION AGREEMENT AND GENERAL RELEASE ("Agreement") is entered into as of December 31, 2001 by and between ANTOON VANPARYS ("Vanparys") and SITEL CORPORATION ("SITEL").

     Vanparys and SITEL entered into an Employment Agreement dated as of November 1, 1999 (the "Employment Agreement"), pursuant to which Vanparys was temporarily assigned to SITEL's Baltimore, Maryland headquarters. Vanparys and SITEL desire to relocate Vanparys to Brussels, Belgium and to mutually end their employer-employee relationship pursuant to the terms of this Agreement.

     1. TERMINATION OF EMPLOYMENT. SITEL and Vanparys hereby mutually terminate Vanparys' assignment to the Baltimore headquarters and his employment with SITEL effective January 25, 2002. Vanparys shall have no further obligation to perform services for SITEL from and after such effective date. Vanparys resigns effective January 25, 2002 from all positions which he holds as an officer or director of SITEL and/or any of its subsidiaries. Vanparys acknowledges that such effective date already takes into account the appropriate notice period under the Employment Agreement.

     2. COMPENSATION. On an ex gratia basis and in recognition of the services which Vanparys has performed for SITEL and its group companies since December 22, 1992, both as a director and an employee, SITEL shall pay Vanparys the amount of $450,000 as severance. Such $450,000 gross sum, less withholding for U.S. income tax and social security taxes, shall be paid in equal installments and on the dates which correspond to SITEL's regular paydays during the 18 month period from January 26, 2002 through July 26, 2003. In the event of Vanparys' death prior to completion of payment of such installments, any remaining installments thereafter shall be paid to Vanparys' surviving spouse, if any, and otherwise to his estate.

     3. PARTICIPATION IN BENEFIT PLANS; OTHER BENEFITS. With respect to any SITEL benefit plans in which Vanparys participated prior to the termination of his employment with SITEL, Vanparys' participation in such plans shall end as of the date of this Agreement. Vanparys shall be entitled only to such benefits which accrued under such plans prior to the date of termination of his participation, as may be payable to him in accordance with and subject to the terms and conditions of such plans as in effect from time to time.

     Any vacation time accrued for the year 2002 in accordance with SITEL policy and not taken by Vanparys shall be included in Vanparys last regular payroll check for the period ending January 25, 2002. Vanparys acknowledges that he is not entitled to any bonus in respect of 2001 or any prior year.

     4. EFFECT ON OPTIONS. As of the date of this Agreement, Vanparys has certain options to purchase a total of 430,000 shares of common stock of SITEL which options by their

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terms would expire either concurrently with or within 90 days after termination of Vanparys' employment. Pursuant to an Amendment to Option Agreement to be executed as of January 25, 2002, SITEL intends to permit the continuance of certain options for a total of 200,000 shares of common stock of SITEL on the terms stated in such Amendment to Option Agreement. Vanparys' remaining options shall by their terms expire either concurrently with or within 90 days after termination of Vanparys' employment as provided in the applicable option agreements.

     Vanparys acknowledges that following the effective date of his separation from employment he will accrue no further interest or vesting in any options to purchase stock of SITEL and that his only rights to exercise SITEL stock options shall be those specified in the Amendment to Option Agreement.

     5.  RELOCATION.

     (a) PACKING AND TRANSPORTATION OF GOODS. Subject to prior approval by SITEL of estimates submitted to SITEL for such expenses, SITEL shall pay for all transportation and shipping expenses associated with the packing and transportation of Vanparys' household goods from Baltimore, Maryland to Brussels, Belgium, including any temporary storage fees associated with the goods being transported.

     (b) TRAVEL EXPENSES. SITEL shall pay air travel expenses from Baltimore, Maryland to Brussels, Belgium to move Vanparys, his spouse, his child and his pets to Brussels, Belgium.

     (c) TEMPORARY LIVING ALLOWANCE. Should this be necessary and subject to prior approval by SITEL of the necessity as well as of estimates submitted to SITEL for such expenses, SITEL shall pay Vanparys a temporary living allowance for 30 days following Vanparys' relocation to Brussels, Belgium for expenses relating to hotel and car rental.

     (d) OTHER EXPENSES. Any other reasonable expenses incurred by Vanparys in connection with Vanparys' relocation to Brussels, Belgium may be reimbursed by SITEL in its sole and absolute discretion.

     (e) BALTIMORE HOUSE. SITEL previously extended to Vanparys a loan to purchase a residence in Baltimore, Maryland (the "Baltimore House") pursuant to the terms and conditions contained in a Promissory Note (the "House Note") and mortgage with power of sale, respectively, dated on or about December 1999 between Executive and the Company (the "Baltimore House Loan"). The House Note provides for payment of interest annually at the rate of 5.42% per annum and payment of principal in full on or before November 5, 2002 and sooner upon certain events. The Baltimore House is presently listed for sale. If the Baltimore House is not sold by July 31, 2002, then the following provisions shall apply:

         (1) VANPARYS' PUT OPTION. Vanparys shall have the option (the "Put Option") to require SITEL to accept title to the Baltimore House, subject to any mortgages against the Baltimore House incurred by Vanparys on or before December 1999 from which mortgages SITEL

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shall indemnify and hold Vanparys harmless as full and complete satisfaction of all indebtedness owed by Vanparys to SITEL in connection with the Baltimore
House.

         (2) SITEL'S CALL OPTION. SITEL shall have the option (the "Call Option") to require Vanparys to transfer title to the Baltimore House to SITEL, subject to any mortgages against the Baltimore House incurred by Vanparys on or before December 1999 from which mortgages SITEL shall indemnify and hold Vanparys harmless, as full and complete satisfaction of all indebtedness owed by Vanparys to SITEL in connection with the Baltimore House.

         (3) MANNER OF EXERCISE OF PUT OPTION OR CALL OPTION. The Put Option or Call Option, as the case may be, shall be exercised, if at all, by Vanparys delivering written notice of his exercise of the Put Option to SITEL or by SITEL delivering written notice of its exercise of the Call Option to Vanparys (either such notice, the "Notice") at any time during the period beginning August 1, 2002 and ending August 31, 2002. (the "Notice Period"). If Vanparys or SITEL, as the case may be, does not deliver a Notice to the other party within the Notice Period, Vanparys or SITEL, as the case may be, shall have no further rights in respect of the Put Option or Call Option, respectively. If either the Put Option or the Call Option is duly exercised, the closing shall take place on a date specified by SITEL, which date shall be no less than 10 days and no more than 30 days after the date the Notice is delivered to SITEL in the case of the Put Option or to the Vanparys in the case of the Call Option. At the closing, (i) Vanparys and his spouse shall convey good and marketable title to the Baltimore House to SITEL by general warranty deed, subject however to the mortgages recorded on or before December 1999 and easements, covenants and restrictions of record; (ii) Vanparys shall obtain the release of any liens or judgments recorded after December 1999 in connection with the Baltimore House; and (iii) SITEL shall mark the Promissory Note evidencing the Baltimore House Loan "satisfied and cancelled" and shall deliver such original note to Vanparys.

From and after the date of this Agreement, until the earlier of the sale of the Baltimore House, the exercise of the Put Option or the Call Option, or August 31, 2002, SITEL shall pay directly to the mortgage company on Vanparys' behalf the monthly payment covering the mortgage installment and associated property insurance and real estate taxes and shall pay directly to the utility companies on Vanparys' behalf the monthly utility bills for the Baltimore House.

For avoidance of doubt, if neither Vanparys nor SITEL exercises its Put Option or Call Option, as the case may be, pursuant to the foregoing provisions of this Paragraph 5(e) then the House Note shall remain payable in accordance with its terms; provided, however, that if the Baltimore House is sold on or before July 31, 2002, then upon payment to SITEL of any proceeds of the sale of the Baltimore House remaining after satisfaction of the first mortgage lien and applicable closing expenses, SITEL shall provide a release of its second mortgage lien and shall mark the Promissory Note evidencing the Baltimore House Loan "satisfied and cancelled" and shall deliver such original note to Vanparys.

     6. TAX LIABILITIES. Vanparys shall be solely responsible for any taxes and charges (including without limitation income taxes and social security taxes) on the compensation payable to Vanparys pursuant to this Agreement, excluding those taxes and charges imposed by law on the employer not the employee. If any additional amounts for taxes and charges become

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owing at any time in respect of such compensation, beyond any amounts withheld for such purposes at the time of such payments, then Vanparys shall immediately pay such additional amounts and shall indemnify and hold harmless SITEL therefrom. Furthermore, Vanparys reaffirms the obligation which his prior consultancy firm, Vantoo NV, undertook to SITEL and its group company SITEL Belgium N.V. (previously known as Merit Communications N.V.), in respect of responsibility for making appropriate deductions for tax and national insurance or similar contributions from the remuneration which Vantoo NV paid to its personnel and delegates, and in respect of indemnity of SITEL and each member of the SITEL group of companies for any claims or demands which might be made by the relevant authorities in respect of tax or national insurance or similar contributions relating to the provision of services by Vantoo NV and the moneys paid under the consultancy agreement; Vanparys agrees to indemnify and hold harmless SITEL and its group companies, and its and their respective directors and officers, therefrom. SITEL shall have the right to deduct from any future installments of compensation pursuant to this Agreement any amounts owed by Vanparys to SITEL pursuant to his indemnity obligations under this Paragraph 6. The indemnity obligations in this Paragraph 6 shall survive the termination of this Agreement for whatever reason.

     7. FULL CONSIDERATION. Vanparys expressly acknowledges that the compensation provided in Paragraph 2 and the continuation of certain options as described in Paragraph 3 includes full consideration for the settlement, waiver, release, and discharge of any and all claims arising under the common law or under federal, state, or local statute, law or regulation pertaining to employment discrimination based on race/color, religion, sex, national origin, disability, or age (Age Discrimination in Employment Act), wrongful discharge, breach of contract, infliction of emotional distress, or any other reason established by the common law or by federal, state or local laws.

     8. COOPERATION. If any matters for which Vanparys was responsible during his employment remain pending as of the date of this Agreement, Vanparys agrees to provide any cooperation reasonably needed by SITEL to complete such matters. If any claims, actions or proceedings involving or affecting SITEL, its subsidiaries or affiliates, or their respective officers, agents and employees, arise which pertain to any period, transaction or occurrence prior to and including the date of this Agreement and in respect of which SITEL reasonably believes Vanparys' assistance or cooperation will be advisable, Vanparys agrees to cooperate fully with SITEL in investigating, preparing and testifying in respect of such claims, actions or proceedings. Vanparys' assistance and cooperation shall be provided without further consideration beyond that provided in Paragraphs 2 and 3 of this Agreement, but Vanparys shall be reimbursed for all reasonable out-of-pocket expenses in connection with such assistance and cooperation which is incurred and reported in accordance with SITEL's policies and procedures.

     9. RETURN OF PROPERTY. Vanparys shall return to SITEL, prior to relocating to Belgium, all property of SITEL which remains within Vanparys' possession or control, including without limitation, as applicable, keys, access cards, passwords, computers, cellular phones, and automobiles.

     10. NON-ADMISSION. This Agreement shall not in any way be construed as an admission by SITEL, its officers, agents, or employees of any wrongful or unlawful act or

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omission whatsoever against Vanparys or any other person, or by Vanparys of any wrongful or unlawful act or omission whatsoever against SITEL or any other person. SITEL specifically disclaims any liability to, or wrongful or unlawful act or omission against, Vanparys or any other person on the part of itself, its officers, agents or employees. Vanparys specifically disclaims any liability to, or wrongful or unlawful act or omission against, SITEL or any other person on his part.

     11. WAIVER. As a material inducement to SITEL to enter into this Agreement, Vanparys represents to SITEL that he has not filed any lawsuits, charges, or complaints with any local, state or federal agency or court of law arising from his relationship with SITEL, including the mutual termination of such relationship. Vanparys further represents to SITEL that, subject to SITEL's compliance with the terms of this Agreement, he will not seek to recover any monetary damages against SITEL.

     12. INTENT. The parties understand and agree that the overriding and controlling intent of this Agreement is to accomplish a full release of all claims or actions Vanparys has or might have against SITEL, as well as any parent, subsidiary or affiliated company, for any wrongful, unlawful or unfair act or omission up to and including the date of the execution of this Agreement. Vanparys, for himself and his successors and assigns, does hereby release, settle, acquit and forever discharge SITEL, as well as any parent, subsidiary, or affiliated company, its and their officers, agents and employees, of and from any and all claims, actions, causes of action, rights, demands, debts, damages, or any action of whatever nature arising from or during Vanparys' relationship with SITEL, including the mutual termination thereof.

     13. KNOWING AND VOLUNTARY. Vanparys expressly acknowledges that he understands all the provisions of this Agreement and that he is knowingly and voluntarily entering into this Agreement. Vanparys further acknowledges that SITEL has encouraged and given him the opportunity to thoroughly discuss all aspects of this Agreement with his attorney and other advisors before signing this Agreement.

     14. GOVERNING LAW. This Agreement is made and entered into in the State of Maryland and shall in all respects be interpreted, enforced, and governed under the laws of said State, without regard to conflicts of laws principles. The Company and Vanparys submit exclusively to the jurisdiction of the state and federal courts of the State of Maryland for all disputes surrounding this Agreement, including without limitation the validity thereof. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties hereto.

     15. EFFECT OF INVALIDITY. If any provision of this Agreement is declared or determined by any court of competent jurisdiction to be illegal, invalid, void, or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected thereby, and such illegal, invalid, void or unenforceable provision shall be deemed not a part of this Agreement.

     16. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties and, unless otherwise specified herein, fully supersedes any and all prior agreements or understandings between the parties as to Vanparys' employment and the Baltimore House,

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including without limitation the Employment Agreement except as follows: (a)
Vanparys acknowledges his continuing obligations to comply with the provisions of his non-competition Agreement dated on or about November 30, 1999, which agreement remains in full force and effect; (b) SITEL and Vanparys specifically acknowledge that the Indemnification Agreement dated on or about November 1, 1999 relating to Vanparys' period of service as an officer and/or director of SITEL and various group companies remains in effect according to its existing terms and conditions; (c) Vanparys acknowledges his continuing obligations under the Promissory Note and second mortgage evidencing the Baltimore House Loan, subject to the parties' respective rights and obligations under Section 5(e) of this Agreement; and (d) SITEL and Vanparys acknowledge their respective rights and obligations under certain agreements being entered into as of the effective date of Vanparys' separation from employment. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties with respect to such subject matter other than those set forth in this Agreement and in the continuing agreements referenced in this Section 16.

     17. CURRENCY. Unless otherwise expressly stated, all currency amounts in this Agreement are expressed in U.S. Dollars.

     18. NOTICES. For purposes of this Agreement, notices and other communications provided for in this Agreement shall be deemed to be properly given if delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, or sent by overnight delivery service addressed as follows:

         If to Vanparys:      (to his address on file in SITEL's payroll
                               records)

         If to SITEL:         SITEL Corporation
                              111 South Calvert Street, Suite 1900
                              Baltimore, Maryland 21202
                              Attention: Chief Executive Officer

                              With a copy to:
                              SITEL Corporation
                              7277 World Communications Drive
                              Omaha, Nebraska 68122
                              Attention: General Counsel

or to such other address as either party may have furnished to the other party in writing in accordance with this Section. Such notices or other communications shall be effective when received if delivered personally or three (3) working days after deposit in the U.S. mail if delivered by certified mail or one (1) working day after deposit with the overnight delivery service if delivered by that method, and otherwise shall be effective when received.

     19. COUNTERPARTS. This document may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single agreement.

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     20. OPPORTUNITY TO REVIEW. Vanparys expressly acknowledges that SITEL has advised him that he may take up to twenty-one (21) days in which to review the terms of this Agreement before execution, and that following his execution of this Agreement he has an additional seven (7) days in which to revoke this Agreement. Any such revocation shall not affect the termination of employment effected pursuant to Paragraph 1 nor the resignations tendered by Vanparys pursuant to Paragraph 1, which shall remain in full force and effect from the date thereof.

                                                /s/ Antoon Vanparys
                                                --------------------------------
                                                ANTOON VANPARYS

                                                SITEL CORPORATION

                                                By:  /s/ Sheena E. Wilson
                                                    ----------------------------
                                                    Sheena E. Wilson
                                                    Executive Vice President

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